Smart-tek Responds to Press Release

CORTE MADERA, Calif., March 27, 2006 - Smart-tek Solutions, Inc. (OTCBB:STTK) announced today that it has been made aware that RFID Ltd., a publicly traded company on the pink sheets, has leveled some misleading accusations about the efficacy of our proprietary RTAC-PM Bird Flu Containment and Monitoring System.

“While we welcome competition which validates the viability of the market for our system, we take great exception to unsubstantiated claims challenging our ability to develop such a system and implement it in the People’s Republic of China or any other nation similarly faced with this monumental issue” said Perry Law, President of Smart-tek.  “Accordingly, we have brought the matter to our legal counsel to address this very serious issue.  Should these actions continue, the Company will have no other choice but to seek full financial and legal recourse against the offending company” said Law.

“Clearly, as a fully reporting public company listed on the Over the Counter Bulletin Board, we are extremely sensitive to the nature of releasing information that is nothing but absolutely factual” said Law.

“While our wholly owned subsidiary, Smart-tek Communications, Inc. is a market leader in integrated security, voice and data communication systems, it is important to note the public entity, Smart-tek Solutions Inc., is a technology holding company in the security and surveillance sector. As such, we have utilized our experience and expertise to develop a system to address perhaps one of the most critical healthcare issues of the 21st Century” said Law.

We want our valued shareholders to be assured that we have “the better mousetrap” and it is our firm conviction that your support and loyalty will be rewarded with our continued success.

About Smart-tek Solutions Inc.

Smart-tek Solutions Inc. is a technology holding company in the security and surveillance sector providing turnkey state of the art systems design and installation through its wholly owned subsidiary, Smart-tek Communications, Inc. Smart-tek Communications, Inc. is the Company's initial acquisition in this sector and is appropriately positioned to pursue additional acquisitions in order to restore and enhance shareholder value.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals,

Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Smart-tek Solutions reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its most recent annual report on Form 10-KSB for the year ended June 30, 2005 and quarterly report on Form 10-QSB the quarter ended December 31, 2005 for further information and factors that may affect Smart-tek Solutions business and results of operations. Smart-tek Solutions Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

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Contact:

Peter Nasca

Peter Nasca Associates, Inc.

305-937-1711